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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      SECURITY CAPITAL GROUP INCORPORATED
            (Exact name of registrant as specified in its charter)

        Maryland                                        36-3692698
(State of Organization)                     (I.R.S. Employer Identification No.)

         125 Lincoln Avenue
        Santa Fe, New Mexico                                87501
(Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

      Securities to be registered pursuant to Section 12(b) of the Act:


  Titles of each class                            Name of Exchange on which
  to be so registered                             each class is to be registered
  ---------------------                           ------------------------------

Class A Common Stock, $.01 par value per share    New York Stock Exchange
Class B Common Stock, $.01 par value per share    New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.

     A complete description of the shares of Class A Common Stock, $.01 par value per share (the "Class A Shares"), which Class A Shares are to be registered hereunder, is contained in the Registration Statement on Form 10 (File No. 0-22455) of Security Capital Group Incorporated ("Security Capital") filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, which incorporates such description from the Prospectus forming a part of the Form S-11 Registration Statement, as amended (File No. 333-26037), of Security Capital, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), which Prospectus is filed as an exhibit to Security Capital's Registration Statement on Form 10. Such description of the Class A Shares is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Security Capital pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

     A complete description of the shares of Class B Common Stock, $.01 par value per share (the "Class B Shares"), which Class B Shares are to be registered hereunder, is contained in the Prospectus forming a part of the Form S-11 Registration Statement, as amended (File No. 333-26037), of Security Capital, filed with the Commission under the Securities Act. Such description of the Class B Shares is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Security Capital pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.   Exhibits.
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          The following exhibits are filed with the New York Stock Exchange:

   Exhibit
   Number    Document Description
   -------   ---------------------

     1.1     Security Capital Registration Statement on Form S-11, as amended
             (File No. 333-26037).

     1.2     Security Capital Registration Statement on Form 10, as amended
             (File No. 0-22455).

     4.1     Security Capital Articles of Amendment and Restatement.

     4.2     Security Capital Amended and Restated Bylaws.

     5.1     Form of stock certificate for shares of Class A Common Stock.

     5.2     Form of stock certificate for shares of Class B Common Stock.

     6.1     1996 Annual Report to Shareholders.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SECURITY CAPITAL GROUP INCORPORATED



                                        By: /s/ JEFFREY A. KLOPF
                                            ------------------------------
                                            Jeffrey A. Klopf
                                            Secretary



Date:   September 11, 1997